SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only
(as Permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under Rule 14a-12

Exponent, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

2005 NOTICE OF

ANNUAL STOCKHOLDERS MEETING

AND PROXY STATEMENT

Exponent, Inc.

149 Commonwealth Drive

Menlo Park, CA 94025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 1, 2005

TO THE STOCKHOLDERS:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Exponent, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, June 1, 2005, at 9:30 a.m. local time, at 149 Commonwealth Drive, Menlo Park, California 94025, for the following purposes:

1.	To elect seven directors for a term of one year;

2.	To ratify the appointment of KPMG LLP as independent registered public accounting firm for the Company for the year ending December 30, 2005; and

3.	To attend to other matters that properly come before the meeting.

Stockholders owning the Company’s shares at the close of business on April 15, 2005 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting.

All stockholders of record as of the Record Date are cordially invited to attend the Annual Meeting in person.

Please note that if you hold your shares in “street name,” that is, through a broker or other nominee, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date. Check-in at the registration desk will be required.

FOR THE BOARD OF DIRECTORS

Richard L. Schlenker, Corporate Secretary

Menlo Park, California

May 6, 2005

EXPONENT, INC.

PROXY STATEMENT

FOR THE

2005 ANNUAL MEETING OF STOCKHOLDERS

ABOUT THE MEETING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Exponent, Inc., a Delaware corporation. The Annual Meeting of Stockholders will be held at the Company’s principal executive offices, 149 Commonwealth Drive, Menlo Park, California 94025, on Wednesday, June 1, 2005 at 9:30 a.m. local time. The telephone number for this location is (650) 326-9400.

What is the Purpose of the Annual Meeting?

At the Company’s Annual Meeting, stockholders will act upon matters outlined in the accompanying notice of the meeting and transact such other business that may properly come before the meeting.

Who is Entitled to Vote?

Only stockholders of record at the close of business on the Record Date, April 15, 2005, receive notice of the Annual Meeting and are entitled to vote at the Annual Meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Please note that if you hold your shares in “street name,” that is, through a broker or other nominee, you will need to bring a copy of a brokerage statement reflecting your stock ownership on the Record Date. If you do not vote your proxy, your brokerage firm may either vote your shares on routine matters, such as election of directors and the ratification of the Company’s independent registered public accounting firm, or leave your shares without a vote. We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the meeting.

The proxy solicitation materials will be mailed on or about May 6, 2005, together with the Company’s Annual Report for the period ended December 31, 2004, to all stockholders entitled to vote at the meeting.

How Do I Vote?

You have four ways to vote. You may return the proxy card by mail, vote by telephone, vote via the internet, or vote in person. To vote by mail, you must sign your proxy card and send it in the enclosed prepaid, addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted as recommended by the Board of Directors:

•	for the seven named nominees; and

•	for the ratification of the appointment of KPMG LLP, as the Company’s independent registered public accounting firm.

If you choose to vote by telephone or via the internet, please review the back of the proxy card for instructions on how to do so. You do not need to mail in your proxy card if you vote by telephone or via the internet. Some brokers may not provide telephone or internet voting.

If you choose to vote in person, you will have an opportunity to do so at the Annual Meeting. You may either bring your proxy card to the Annual Meeting, or if you do not bring your proxy card, the Company will pass out written ballots to anyone who was a stockholder as of the Record Date.

What if I Change My Mind After I Return My Proxy Card?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by signing another proxy with a later date, voting by telephone or via the internet, or by voting in person at the Annual Meeting. Your proxy with the latest date is counted.

What Does it Mean if I Receive More than One Proxy Card?

It means you have multiple accounts with the transfer agent and/or with brokers. Please provide voting instructions for all proxy cards you receive.

What Constitutes a Quorum?

The presence, in person or by properly executed proxy, of the holders of a majority of the shares of common stock outstanding as of the Record Date constitutes a quorum at the Annual Meeting. Shares that voted “For,” “Against,” or “Withheld” on the proposals are treated as being present at the meeting for purposes of establishing a quorum and are deemed to be “votes cast” at the Annual Meeting with respect to the proposals. Abstentions and broker non-votes will be included for purposes of determining whether a quorum of shares is present at the Annual Meeting. However, abstentions and broker non-votes will not be included in the tabulation of the voting results on the election of directors or on issues requiring approval of a majority of the votes duly cast. Signed, unmarked proxy cards are voted as recommended by the Board of Directors. A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required for the ratification of the appointment of the independent registered public accounting firm.

As of the Record Date, a total of 7,971,877 shares of the Company’s common stock, $.001 par value, were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company’s common stock, see “Stock Ownership.” The closing price of the Company’s common stock on the NASDAQ National Market on the Record Date was $23.47 per share.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

A Board of seven directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s seven nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting, or until a successor has been elected and qualified. The Board has determined that at least a majority of the members of the Board are independent directors within the meaning of applicable NASDAQ listing standards.

Required Vote

The seven nominees receiving the highest number of affirmative votes duly cast shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED BELOW:

Samuel H. Armacost

Age:	66

Director Since:	1989

Principal Occupation:	Chairman of the Board of SRI International since 1998

Recent Business Experience:	Mr. Armacost was a Principal of Weiss, Peck & Greer, L.L.C., an investment firm, from l990 to 1997. In 1997, he was appointed Managing Director until his departure in June 1998. He was Managing Director of Merrill Lynch Capital Markets of Merrill, Lynch, Pierce, Fenner & Smith, Incorporated, from 1987 to August 1990, and he was Director, President, and Chief Executive Officer of BankAmerica Corporation from 1981 to 1986.

Other Directorships:	Member of the Boards of Callaway Golf Company, ChevronTexaco Corp., Del Monte Foods Company, Franklin Resources, Inc., Sarnoff Corp. and SRI International

Barbara M. Barrett

Age:	54

Director Since:	1997

Principal Occupation:	President and Chief Executive Officer of Triple Creek Guest Ranch since 1993

Recent Business Experience:	Ms. Barrett practices international, business and aviation law. She served as a Teaching Fellow with the Institute of Politics at Harvard’s Kennedy School of Government during 1999; as President and CEO of the American Management Association International, Inc., in New York City from 1997 through 1998; as Deputy Administrator of the Federal Aviation Administration from 1988 through 1989; and as Vice Chairman of the Civil Aeronautics Board from 1981 through 1984.

Other Directorships:	Founding Chairman of the Board of Valley Bank of Arizona (1996-2003) and member of the Board of Raytheon Company

Leslie G. Denend, Ph.D.

Age:	64

Director Since:	2001

Principal Occupation:	Former President of McAfee, Inc.

Recent Business Experience:	Dr. Denend was President of McAfee, Inc., from December 1997 until May 1998, President and CEO of Network General, Inc. from February 1993 until December 1997 and Chairman, President and CEO of Vitalink Communications Corporation from October 1990 until its acquisition by Network Systems Corp. in June 1991. Dr. Denend remained as a business unit president at Network Systems Corp. until December 1992. He was Executive Vice President at 3Com Corporation from January 1989 until October 1990. He was also a partner in McKinsey & Company until January 1989. Dr. Denend served as the special assistant to the assistant to the President for National Security Affairs, The White House. He was an advisor to the Chairman of the Joint Chiefs of Staff and he served as a director of The Cabinet Council on Economic Affairs, The White House.

Other Directorships:	Member of the Boards of McAfee, Inc. and the United Services Automobile Association

Michael R. Gaulke

Age:	59

Director Since:	1994

Principal Occupation:	President and Chief Executive Officer of the Company since 1996

Recent Business Experience:	Mr. Gaulke joined the Company in 1992, as Executive Vice President and Chief Financial Officer. He was named President in March 1993, and he was appointed as a member of the Board of Directors of the Company in January 1994. He assumed his current role of President and Chief Executive Officer in June 1996. Prior to 1992, he held senior executive positions at Raynet Corporation and Spectra Physics, and was a consultant with McKinsey & Company.

Other Directorships:	Member of the Board of Cymer, Inc. and LECG Corporation and the Board of Trustees of the Palo Alto Medical Foundation

Jon R. Katzenbach

Age:	72

Director Since:	1997

Principal Occupation:	Founding Partner of Katzenbach Partners, L.L.C., since 1999

Recent Business Experience:	Mr. Katzenbach was with McKinsey & Company from 1959 until January 1999. During his 39 years of service, Mr. Katzenbach managed several of their offices, including McKinsey & Company’s San Francisco and New York offices for five years each. Mr. Katzenbach served as Chairman of several governance committees and was elected to the Shareholders’ Committee in 1972, on which he served for nearly 20 years.

Authored:	Authored: Teams at the Top; Peak Performance; and Why Pride Matters More Than Money

Co-authored: The Wisdom of Teams; Real Change Leaders; and The Discipline of Teams

Roger L. McCarthy, Ph.D.

Age:	56

Director Since:	1980

Principal Occupation:	Chairman of the Board of the Company

Recent Business Experience:	Dr. McCarthy joined the Company in August 1978. Currently, Dr. McCarthy is Chairman of the Board of Directors and has been a Director of the Company since 1980. From June 1996 to October 1998, he served as Chief Technical Officer of the Company. He was Chief Executive Officer of the Company from 1982 to June 1996. He also served as President of the Company from 1986 to March 1993.

Stephen C. Riggins

Age:	60

Director Since:	2003

Principal Occupation:	Former Western Area Managing Partner—Assurance of KPMG LLP

Recent Business Experience:	Mr. Riggins spent 30 years with KPMG LLP, where he practiced as a certified public accountant and was in a number of senior leadership positions including being a member of KPMG’s Board of Directors and its Management Committee. Other roles included serving as Western Area Managing Partner—Assurance; Managing Partner—Information, Communication, and Entertainment; Managing Partner—Silicon Valley Office and Los Angeles Office.

BOARD MEETINGS AND COMMITTEES

The Board held four regular meetings in 2004. Each director attended at least 75% of all Board meetings during 2004. Committee members attended at least 75% of all applicable committee meetings during 2004, with the exception of Jon Katzenbach who attended 60% of all applicable committee meetings. We encourage members of the Board to attend our annual meetings. All of our Board members attended last year’s meeting. The table below describes the Board’s committees. The members of each committee are all independent directors within the meaning of applicable NASDAQ listing standards.

Committee Name/Number of Members		Function of Committee	Meetings in 2004
AUDIT COMMITTEE Stephen C. Riggins—Chairperson Samuel H. Armacost Leslie G. Denend, Ph.D.	•	Monitors the preparation of quarterly and annual financial reports by the Company’s management	9 meetings
•

Appoints and removes the Company’s independent registered public accounting firm, approves the scope of their audit services and related fees, as well as any other services being provided to the Company, and determines whether the independent registered public accounting firm is independent

	•	In consultation with management and the independent registered public accounting firm considers the integrity of the Company’s financial reporting process and controls regarding finance, accounting and legal compliance
HUMAN RESOURCES COMMITTEE Barbara M. Barrett—Chairperson Samuel H. Armacost Leslie G. Denend, Ph.D. Jon R. Katzenbach Edward J. Keith Stephen C. Riggins	• •	Establishes the general compensation policies for all employees Oversees the specific compensation plan for officers of the Company, including the President and CEO	6 meetings
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE Leslie G. Denend, Ph.D.—Chairperson Samuel H. Armacost Barbara M. Barrett Jon R. Katzenbach Edward J. Keith Stephen C. Riggins	•	Indentifies individuals to become qualified Board members	4 meetings
	•	Makes recommendations to the Board regarding nominations for the Board
	•	Oversees the Board’s annual evaluation of its performance
	•	Oversees corporate governance

Corporate Governance and Nominating Committee

As described in the table above, the Corporate Governance and Nominating Committee of the Board identifies individuals qualified to become Board members, recommends that the Board select the director nominees for the next annual meeting of stockholders, and oversees the Board’s annual evaluation of its performance. The committee is also responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to the Company and for periodically reviewing such guidelines. The members of the Corporate Governance and Nominating Committee are all independent directors within the meaning of applicable NASDAQ listing standards. The responsibilities of this committee are set forth in the Corporate Governance and Nominating Committee Charter, which is available on the Company’s website at: http://www.exponent.com/investors/corpgovernance.html.

The information below describes the criteria and process that the Corporate Governance and Nominating Committee uses to evaluate future candidates to the Board of Directors.

Criteria for Nomination to the Board of Directors.    The Corporate Governance and Nominating Committee will consider the appropriate balance of experience, skills and characteristics required of the Board of Directors, and will seek to insure that at least a majority of the directors are independent under the rules of the NASDAQ National Market, and that members of the Audit Committee meet the financial literacy requirements under the rules of the NASDAQ National Market and at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission (“SEC”). Nominees for director will be recommended to the Board on the basis of the appropriate size, function and needs of the Board, taking into account that the Board as a whole shall have competency in the following areas: (i) industry knowledge; (ii) accounting and finance; (iii) business judgment; (iv) management; (v) leadership; (vi) business strategy; and (vii) corporate governance.

Stockholders’ Proposals for Nominees.    The Corporate Governance and Nominating Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Corporate Governance and Nominating Committee c/o the Secretary of the Company and should include (at a minimum) the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholder(s); and (c) appropriate biographical information and a statement as to the qualifications of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Stockholder Proposals for the 2006 Annual Meeting.”

Process for Identifying and Evaluating Nominees.    The Corporate Governance and Nominating Committee believes the Company is well served by its current directors, and in the ordinary course will re-nominate incumbent directors who continue to be qualified for Board Service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Corporate Governance and Nominating Committee may seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the Corporate Governance and Nominating Committee deems appropriate, a third-party search firm. The Corporate Governance and Nominating Committee will evaluate each candidate’s qualifications and check relevant references. In addition, such candidates will be interviewed by at least one member of the Corporate Governance and Nominating Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Corporate Governance and Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for approval of the stockholders, as appropriate.

The Company has never received a proposal from a stockholder to nominate a director. Although the Corporate Governance and Nominating Committee has not adopted a formal policy with respect to stockholder nominees, the committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

Board Nominees for the 2005 Annual Meeting.    Each of the nominees listed in the proxy statement is a current director standing for re-election.

How to Contact the Board of Directors.    Interested parties wishing to contact the non-management directors of the Company may do so by writing to them at the following address: Corporate Secretary, 149 Commonwealth Drive, Menlo Park, CA 94025. All letters received will be categorized and processed by the Company’s Corporate Secretary, and then forwarded to the Company’s non-management directors.

Code of Business Conduct and Corporate Governance

The Board of Directors has adopted a Code of Business Conduct and Ethics, which applies to all of the Company’s employees, officers and members of the Board of Directors. The Company has also adopted a Code of Ethics applicable to its senior financial officers, including its Chief Executive Officer, Chief Financial Officer and Controller. Copies of both documents are available on the Company’s website at: http://www.exponent.com/investors/corpgovernance.html. The Company intends to disclose any waivers from these codes in a report on Form 8-K filed with the SEC.

Compensation of Directors

Members of the Board of Directors who are employees of the Company do not receive additional compensation for their services as directors of the Company.

Non-employee members of the Board of Directors receive:

•	an annual cash retainer of $24,000;

•	an annual restricted stock unit grant valued at $25,000 that vests ratably over a three-year period;

•	$2,000 for attending each meeting of the Board of Directors;

•	$3,000 for service on the Human Resources Committee;

•	$7,500 for service on the Audit Committee;

•	$3,000 for service on the Corporate Governance and Nominating Committee; and

•	$1,000 for participation in each conference call of the Audit Committee.

Furthermore, during 2004 Mr. Keith received an additional retainer of $5,000 for his duties associated with serving as Vice Chairman of the Board of Directors, Mr. Riggins received an additional retainer of $7,500 for his duties associated with serving as chairperson of the Audit Committee and Ms. Barrett and Dr. Denend received an additional $3,000 each for their duties as chairpersons of the Human Resources Committee and Corporate Governance and Nominating Committee, respectively. Non-employee Board members were reimbursed for certain expenses related to travel and incidentals.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following Report of the Audit Committee of the Board of Directors does not constitute soliciting material and should not be considered filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee of the Board of Directors is responsible for general oversight of the Company’s financial accounting and reporting process. The committee’s primary responsibilities fall into three broad categories:

•	first, the committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s independent registered public accounting firm about draft annual financial statements and key accounting and reporting matters;

•	second, the committee is responsible for matters concerning the relationship between the Company and its independent registered public accounting firm, including their appointment or removal; approving the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the independent registered public accounting firm is independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

•	third, the committee in consultation with management and the independent registered public accounting firm considers the integrity of the Company’s financial reporting processes and controls regarding finance, accounting and legal compliance.

The committee’s responsibilities are presented in detail in the complete charter of the committee. The charter reflects standards set forth in the applicable SEC regulations and the NASDAQ National Market rules. Audit Committee members are independent as defined by these regulations and rules. The Board of Directors has determined that Mr. Riggins is an “audit committee financial expert” as such term is defined by these rules and regulations.

The committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention it considers necessary or appropriate to each of the matters assigned to it under the committee’s charter. To carry out its responsibilities, the committee met nine times during fiscal 2004.

In overseeing the preparation of the Company’s financial statements, the committee met with both management and the Company’s independent registered public accounting firm to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the committee discussed the statements with both management and the independent registered public accounting firm. The committee’s review included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees), which includes:

•	methods used to account for significant and unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for independent registered public accounting firm’s conclusions regarding the reasonableness of those estimates; and

•	disagreements with management, if any, over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

With respect to the Company’s independent registered public accounting firm, the committee, among other things, discussed with KPMG LLP matters relating to its independence, including the disclosures made to the committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

On the basis of these reviews and discussions, the committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.

Members of the Audit Committee

Stephen C. Riggins, Chairperson

Samuel H. Armacost

Leslie G. Denend, Ph.D.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP has been the independent registered public accounting firm that audits the financial statements of the Company since 1987. In accordance with standing policy, KPMG periodically changes the personnel who work on the audit. In addition to performing the audit of the Company’s consolidated financial statements, KPMG LLP provided various other services during 2004. The aggregate fees billed during 2004 and 2003 for each of the following categories of services are set forth below:

	Fiscal 2004 Fees		Fiscal 2003 Fees
Audit Fees	$395,000	(1)	$283,000
Audit-Related Fees	—		—
Tax Fees	86,000		108,000
All Other Fees	—		—

Total Fees	$481,000		$391,000

(1)	Amount reflects fees billed to date for services rendered in connection with our integrated audit of the financial statements and internal control for fiscal 2004. The Company expects between $205,000 and $305,000 of additional fees to be billed for these fiscal 2004 services.

Audit Fees.    Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports. This includes fees for review of the tax provision and fees for accounting consultations on matters reflected in the financial statements. Audit fees also include audit or other attest services required by statute or regulation (foreign or domestic) such as comfort letters, consents, reviews of SEC filings, statutory audits in non-U.S. locations and reports on issuers’ internal controls required under the Sarbanes-Oxley Act.

Audit-Related Fees.    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, due diligence assistance, accounting consultation on proposed transactions, internal control reviews and audit or attest services not required by statute or regulation.

Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

All Other Fees.    Consists of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed KPMG LLP, independent registered public accounting firm, to audit the financial statements of the Company for the year ending December 30, 2005. KPMG LLP has audited the Company’s financial statements since 1987. A representative of KPMG LLP is expected to be present at the meeting and is expected to be available to respond to appropriate questions.

Required Vote

The ratification of the appointment of KPMG LLP will require the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting.

In the event that the stockholders do not approve the selection of KPMG LLP, the Audit Committee of the Board of Directors will reconsider the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

STOCK OWNERSHIP

How Much Stock do the Company’s Directors, Executive Officers and Greater than 5% Stockholders Own?

The following table indicates beneficial ownership of the Company’s common stock as of April 15, 2005. It includes stockholders known by the Company to beneficially own more than 5% of the Company’s common stock, the Company’s directors, the executive officers of the Company named in the Executive Compensation Table (see page 16), and the directors and executive officers of the Company as a group. A total of 7,971,877 shares of the Company’s common stock were issued and outstanding as of April 15, 2005.

Name	Number of Shares (1)	Percent of Total (1)
Royce & Associates, LLC (2) 1414 Avenue of the Americas New York, NY 10019	954,217	12.0%
Michael R. Gaulke (3) c/o Exponent, Inc. 149 Commonwealth Drive Menlo Park, CA 94025	552,927	6.5%
Heartland Advisors, Inc. (2) 789 North Water Street Milwaukee, WI 53202	441,100	5.5%
Subbaiah V. Malladi, Ph.D.	112,367	1.4%
Robert D. Caligiuri, Ph.D. (4)	85,347	1.1%
Roger L. McCarthy, Ph.D. (5)	70,432	*
Samuel H. Armacost	70,239	*
Edward J. Keith	49,219	*
Barbara M. Barrett (6)	20,279	*
Jon R. Katzenbach (6)	11,879	*
John E. Moalli, Sc.D. (7)	11,838	*
Leslie G. Denend, Ph.D. (6)	10,279	*
Stephen C. Riggins (8)	5,279	*
All Directors & Executive Officers (14 persons) (9)	1,315,020	14.9%

*	Represents less than one percent of the outstanding common stock of the Company.
(1)	The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission (“SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within sixty days of April 15, 2005, through the exercise of any stock option or other right. The denominator of the calculation consists of the director’s and executive officer’s options exercisable within sixty days of April 15, 2005, plus the Company’s total shares outstanding as of April 15, 2005. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.
(2)	As indicated on a Form 13G filed with the SEC on January 27, 2005 for Royce & Associates, LLC and on January 18, 2005 for Heartland Advisors, Inc.
(3)	Includes 503,750 shares of common stock subject to options exercisable within sixty days of April 15, 2005.
(4)	Includes 47,500 shares of common stock subject to options exercisable within sixty days of April 15, 2005.
(5)	Includes 50,432 shares of common stock held in trust for Dr. McCarthy’s two children, and 20,000 shares of common stock subject to options exercisable within sixty days of April 15, 2005.
(6)	Includes 10,000 shares of common stock subject to options exercisable within sixty days of April 15, 2005.
(7)	Includes 11,750 shares of common stock subject to options exercisable within sixty days of April 15, 2005.
(8)	Includes 5,000 shares of common stock subject to options exercisable within sixty days of April 15, 2005.
(9)	Includes 853,200 shares of common stock subject to options exercisable within sixty days of April 15, 2005.

Compliance with Section 16(a) of the Securities Exchange Act

The Company believes that during 2004, all filings with the SEC, by its officers, directors and 10% stockholders complied with requirements for reporting ownership or changes in ownership of Company common stock pursuant to Section 16(a) of the Securities Exchange Act of 1934, except for a failure to file a Form 5, Annual Statement of Changes of Beneficial Ownership, on a timely basis for Roger L. McCarthy with regards to a donation of Company stock which took place in 2001. The Form 5 for this transaction was filed on April 26, 2005.

Compensation Committee Interlocks and Insider Participation

During 2004, Ms. Barrett and Messrs. Armacost, Denend, Katzenbach, Keith, and Riggins served as members of the Human Resources Committee. No member of the Human Resources Committee is or was formerly an officer or an employee of the Company or any of its subsidiaries.

No interlocking relationship exists between the Company’s Board of Directors or Human Resources Committee and the Board of Directors or Compensation Committee of any other company, nor has any such interlocking relationship existed in the past.

EXECUTIVE OFFICER COMPENSATION

Executive Compensation Table

The following table shows compensation paid for services to the Company in all capacities for the fiscal years indicated for the Chief Executive Officer and each of the other four most highly compensated executive officers (the “Named Officers”):

	Annual Compensation						Long-term Compensation Awards
Name and Principal Position	Year	Salary (1)		Bonus (2)			Restricted Stock Awards (5)	Securities Underlying Options (#)	All Other Compensation (6)
Michael R. Gaulke President, Chief Executive Officer and Director of the Company	2004 2003 2002	$ $ $	524,992 524,992 522,592	$ $ $	500,000 600,000 500,000	(3) (4)	$180,000 — —	25,000 50,000 50,000	$ $ $	21,965 23,684 20,488
Roger L. McCarthy, Ph.D. Chairman and Director of the Company	2004 2003 2002	$ $ $	549,994 549,994 548,070	$ $ $	680,000 500,000 350,000	(3) (4)	$100,000 — —	10,000 20,000 50,000	$ $ $	21,590 28,850 25,941
Subbaiah V. Malladi, Ph.D. Chief Technical Officer and Director of the Company	2004 2003 2002	$ $ $	549,994 549,994 548,070	$ $ $	150,000 150,000 250,000	(3) (4)	$45,000 — —	— 10,000 30,000	$ $ $	25,122 26,167 25,661
Robert D. Caligiuri, Ph.D. Group Vice President	2004 2003 2002	$ $ $	357,698 340,771 310,962	$ $ $	300,000 200,000 300,000	(3) (4)	$60,000 — —	— 20,000 10,000	$ $ $	21,162 24,543 22,052
John E. Moalli, Sc.D. Group Vice President	2004 2003 2002	$ $ $	319,230 296,538 290,367	$ $ $	200,000 180,000 125,000	(3) (4)	$54,000 — —	— 15,000 10,000	$ $ $	21,965 20,671 17,342

(1)	Salary amounts for 2004 and 2003 are for 52-week fiscal years. Salary amounts for 2002 reflect a 53-week fiscal year.
(2)	Includes bonuses earned or accrued with respect to services rendered in the year or period indicated, whether or not such bonus was actually paid during such year.
(3)	The amounts shown include the value of vested stock unit awards as follows: M.R. Gaulke, $150,000; R.L. McCarthy, $180,000; S.V. Malladi, $45,000; R.D. Caligiuri, $90,000; J.E. Moalli, $60,000. The value set forth above is based on the closing price on the date of grant, March 10, 2005, which was $23.75. Under these fully vested stock unit awards the executive has the right to receive the following number of shares of common stock on March 11, 2009: M.R. Gaulke, 6,316 shares; R.L. McCarthy, 7,579 shares; S.V. Malladi, 1,895 shares; R.D. Caligiuri, 3,790 shares; J.E. Moalli, 2,527 shares.
(4)	The amounts shown include the value of vested stock unit awards as follows: M.R. Gaulke, $180,000; R.L. McCarthy, $100,000; S.V. Malladi, $45,000; R.D. Caligiuri, $60,000; J.E. Moalli, $54,000. The value set forth above is based on the closing price on the date of grant, March 11, 2004, which was $22.75. Under these fully vested stock unit awards the executive has the right to receive the following number of shares of common stock on March 12, 2008: M.R. Gaulke, 7,913 shares; R.L. McCarthy, 4,396 shares; S.V. Malladi, 1,979 shares; R.D. Caligiuri, 2,638 shares; J.E. Moalli, 2,374 shares.
(5)	Represents the value of unvested restricted stock unit awards granted on March 11, 2004. The value set forth above is based on the closing price on the date of grant, which was $22.75. Upon vesting of these restricted stock unit awards the executive has the right to receive the following number of shares of common stock on March 12, 2008: M.R. Gaulke, 7,913 shares; R.L. McCarthy, 4,396 shares; S.V. Malladi, 1,979 shares; R.D. Caligiuri, 2,638 shares; J.E. Moalli, 2,374 shares.

(6)	Represents contributions to the Company’s defined contribution 401(k) plan and insurance premiums in 2004, respectively, as follows: M.R. Gaulke, $14,350 and $7,615; R.L. McCarthy, $14,350 and $7,240; S.V. Malladi, $14,350 and $10,772; R. D. Caligiuri, $14,350 and $6,812; J.E. Moalli, $14,350 and $7,615.

What Options were Granted to the Named Officers in 2004?

The following table offers information concerning stock options granted during the year ended December 31, 2004, to the Named Officers.

		Individual Grants			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Number of Options Granted (1)	Percent of Total Options Granted to Employees in Year (2)	Exercise Price ($/Sh)	Expiration Date	5%	10%
Michael R. Gaulke	25,000	32%	$22.735	02/04/14	$357,448	$905,843
Roger L. McCarthy, Ph.D.	10,000	13%	$22.735	02/04/14	$142,979	$362,337
Subbaiah V. Malladi, Ph.D.	—	—	—	—	—	—
Robert D. Caligiuri, Ph.D.	—	—	—	—	—	—
John E. Moalli, Sc.D.	—	—	—	—	—	—

(1)	All options in this table were granted under the 1999 Stock Option Plan. All options under this plan have exercise prices equal to the fair market value on the date of grant. The options generally become exercisable over a period of four years at a rate of 25% per year and expire 10 years from the date of grant.
(2)	In 2004, the Company granted options to employees to purchase 77,500 shares of common stock.
(3)	Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%), minus the exercise price of the option. Annual compounding results in total gross appreciation of 63% (at 5% per year) and 159% (at 10% per year). The assumed annual rates of appreciation are specified in SEC rules and do not represent the Company’s estimate or projection of future stock price growth.

What is the Value of the Options held by the Named Officers?

The following table shows information concerning the shares exercised and the number of shares exercisable and unexercisable as of December 31, 2004. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company’s common stock as of December 31, 2004.

	Number of Shares Acquired Upon Exercise of Option	Value Realized Upon Exercise (1)	Number of Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004 (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael R. Gaulke	56,837	$1,149,238	463,163	100,000	$9,138,067	$1,209,659
Roger L. McCarthy, Ph.D.	17,500	$205,762	—	50,000	—	$618,075
Subbaiah V. Malladi, Ph.D.	269,368	$4,564,238	—	35,000	—	$538,332
Robert D. Caligiuri, Ph.D.	34,000	$691,560	36,250	23,750	$600,960	$333,366
John E. Moalli, Sc.D.	23,500	$292,895	2,500	21,750	$40,863	$312,584

(1)	The value realized upon exercise is determined by subtracting the exercise price from the fair market value at the time the option is exercised.
(2)	The value of underlying securities is based on the closing price of Company’s common stock on December 31, 2004, (the last trading day of the period) of $27.49, on the NASDAQ National Market, minus the exercise price of the option.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding securities authorized for issuance under the Company’s equity compensation plans during the fiscal year ended December 31, 2004. The equity compensation plans of the Company include the 1999 Stock Option Plan, the 1998 Stock Option Plan, the 1990 Stock Option Plan and the Restricted Stock Plan.

The 1999 Stock Option Plan, the 1990 Stock Option Plan and the Restricted Stock Plan were approved by the Company’s stockholders. The 1998 Stock Option Plan was not approved by the Company’s stockholders.

The Board of Directors adopted the 1998 Stock Option Plan (the “1998 Plan”) in October 1998. The 1998 Plan is a non-statutory plan, which will expire in 2008. Under the 1998 Plan, awards may be granted to any employee of the Company who is not an officer or director of the Company at the time of the award. The 1998 Plan provides for the grant of non-qualified options, exercisable at a price not less than 85% of the fair market value of the shares at the date of grant. Options are granted for terms of up to ten years and generally vest ratably over a four-year period from the grant date.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,216,738	$10.53	1,064,228
Equity compensation plans not approved by security holders	241,188	$11.15	176,035

Total	1,457,926	$10.63	1,240,263

REPORT OF THE HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS

The Human Resources Committee of the Board of Directors establishes the general compensation policies for all employees and oversees the specific compensation plans for officers of the Company, including the President and CEO. The Committee is composed of the six non-employee directors. No executive officers of the Company are included on the Human Resources Committee.

What is the Company’s Philosophy of Executive Compensation?

The Company’s compensation program for executives consists of three elements:

•	base salary;

•	bonus based on performance; and

•	stock option and restricted stock unit awards.

Compensation of the Company’s officers, including the President and CEO, is based on the profitability of the Company, the individual achievements of the officer and the competitive environment. Individual performance assessments are based on both objective and subjective appraisals of financial performance, professional accomplishments and leadership that meet the level of excellence demanded by the Company.

What is the Company’s Process for Determining Executive Compensation?

The responsibility for determining the compensation of the Company’s Executive Officers has been delegated by the Board of Directors to the Human Resources Committee. Executive Officers prepare a written assessment of their performance on an annual basis. The Human Resources Committee reviews the written assessment and discusses the performance of the President and CEO, Michael R. Gaulke; the Chairman, Roger L. McCarthy, Ph.D.; and the Chief Technical Officer, Subbaiah V. Malladi, Ph.D. in executive session. In evaluating each individual the committee considers that individual’s performance as well as the performance of the Company. The results of this evaluation are discussed with each Executive Officer and are the basis for determining compensation.

For the other Executive Officers, the President and CEO reviews the written assessments and evaluates their performance. The President and CEO presents his evaluation and compensation recommendations to the Human Resources Committee for review and approval. The Human Resources Committee approves the compensation for all Executive Officers.

What is the Timing of Compensation Changes?

Performance reviews of officers and employees are typically completed within three months after the close of each year. Hence, compensation changes for 2005 were based on 2004 results. These compensation changes went into effect March 26, 2005. Bonuses based on 2004 performance were paid on March 11, 2005.

What was the Human Resources Committee’s Basis for the CEO’s Compensation in fiscal 2004?

Significant factors in establishing Mr. Gaulke’s compensation were the profitability of the Company, his leadership and the competitive environment. The factors discussed below in “Salaries,” “Bonuses,” and “Stock Options and Restricted Stock Unit Awards” were applied in establishing Mr. Gaulke’s salary, bonus, stock option grants, and restricted stock unit grants.

Mr. Gaulke had a base salary of $524,992 during fiscal 2004, the same as fiscal 2003. His 2004 base salary did not increase as the Company believes a substantial portion of the CEO’s compensation should be in the form of an incentive bonus. Mr. Gaulke’s bonus for fiscal 2004 was $500,000 of which 30%, or $150,000, was settled with a vested stock unit award. Under this vested stock unit award Mr. Gaulke has the right to receive 6,316 shares of common stock on March 11, 2009.

Mr. Gaulke’s long-term incentive compensation for 2004 included the grant of an option on February 4, 2004, to purchase 25,000 shares of common stock at $22.735 per share. This option vests ratably over a four-year period. Mr. Gaulke was also granted a restricted stock unit award under which he will receive 7,913 shares of common stock on March 12, 2008, provided certain employment conditions are met. This award was valued at $180,000.

What is the Basis for Determining Executive Compensation?

Salaries.    The Company strives to provide base salaries commensurate with comparable executives and private consultants. In consideration of their responsibilities for both managing the Company and/or providing direct consulting services which generate significant Company revenue, the Human Resources Committee believes the officers’ salaries are comparable with those earned by executives and consultants of similar background, capability and technical expertise.

Bonuses.    For the year ended December 31, 2004, the bonus plan was continued for all employees, including officers. The Company has a bonus pool equal to 33% of pre-tax income before bonuses. Up to 30% of each officer’s bonus for the year ended December 31, 2004 was settled in vested stock unit awards. Under these awards each officer has the right to receive shares of the Company’s common stock four years from the date of grant. Mr. Gaulke, President and CEO, recommends individual officer bonuses based on the officer’s financial performance, professional accomplishments and leadership. The Human Resources Committee reviews and approves the bonuses for each officer and the bonus pool. Additionally, they determine the bonuses for all inside directors, including the President and CEO, the Chairman, and the Chief Technical Officer of the Company.

Stock Options and Restricted Stock Unit Awards.    The Human Resources Committee believes that stock ownership programs reward officers for maximizing stockholder value and encourage retention of key employees. Fiscal 2004 options were granted at the market price on the date of grant and vest over a four-year period. For the year ended December 31, 2004, up to 30% of each officer’s bonus was settled in vested stock unit awards. An equal number of restricted stock unit awards were granted to each officer on March 10, 2005. These restricted stock unit awards vest on March 11, 2009.

Executive Compensation.    The Human Resources Committee reviewed the performance of the President and CEO, Michael R. Gaulke; the Chairman, Roger L. McCarthy, Ph.D.; and the CTO, Subbaiah V. Malladi, Ph.D., during 2004. In addition, the Human Resources Committee reviewed and approved the 2004 salary recommendations for all other officers.

How is the Company Addressing Internal Revenue Code Limits on Deductibility of Compensation?

Section 162(m) of the Internal Revenue Code (“IRC”) generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s Chief Executive Officer and four most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Company’s 1999 Incentive Stock Option Plan enables compensation recognized in connection with the exercise of options to qualify as an exception to the deduction limit. The Committee will continue to evaluate the issues relating to executive compensation and will take appropriate action where necessary. The Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws, where possible.

Members of the Human Resources Committee

Barbara M. Barrett, Chairperson

Samuel H. Armacost

Leslie G. Denend, Ph.D.

Jon R. Katzenbach

Edward J. Keith

Stephen C. Riggins

COMPANY STOCK PRICE PERFORMANCE GRAPH

The graph compares the Company cumulative total stockholder return calculated on a dividend-reinvested basis from 1999 through 2004 with those of the S&P 500 Index and the S&P SmallCap 600 Index. The graph assumes that $100 was invested on the last day of 1999. Note that the historic stock price performance is not necessarily indicative of future stock price performance.

OTHER MATTERS

The Company knows of no other matters that will be brought before the meeting. However, if any such matters are properly presented before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend. It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are therefore urged to execute and return, vote by phone, or vote via the internet at your earliest convenience your proxy results.

Stockholder Proposals for the 2006 Annual Meeting.    Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Stockholders interested in presenting a proposal for consideration at the Company’s Annual Meeting of stockholders for the year 2006 may do so by submitting the proposals to the Company’s Corporate Secretary, no later than January 3, 2006.

Proxy Solicitation Costs.    The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain Company directors, officers and regular employees, without additional compensation, by personal conversation, telephone, telegram, letter, electronically, or by facsimile.

FOR THE BOARD OF DIRECTORS

Richard L. Schlenker, Corporate Secretary

Menlo Park, California

May 6, 2005

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

Please

Mark Here

for Address

Change or

Comments

SEE REVERSE SIDE

ITEM 1. ELECTION OF

DIRECTORS

FOR

WITHHELD

FOR ALL

ITEM 2. TO RATIFY THE

APPOINTMENT OF KPMG

LLP AS INDEPENDENT

REGISTERED PUBLIC

ACCOUNTING FIRM FOR

THE YEAR ENDED

DECEMBER 30, 2005.

FOR

AGAINST

ABSTAIN

ITEM 3. TO TRANSACT SUCH OTHER BUSINESS AS MAY

PROPERLY COME BEFORE THE ANNUAL

MEETING OR ANY ADJOURNMENT THEREOF.

Nominees:

01—Samuel H. Armacost

02—Barbara M. Barrett

03—Leslie G. Denend, Ph.D.

04—Michael R. Gaulke

05—Jon R. Katzenbach

06—Roger L. McCarthy, Ph.D.

07—Stephen C. Riggins

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

Signature

Signature

Date

NOTE: Please sign as name appears heron. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet

http://www.proxyvoting.com/expo

Use the internet to vote your proxy.

Have your proxy card in hand

when you access the web site.

OR

Telephone

1-866-540-5760

Use any touch-tone telephone to vote

your proxy. Have your proxy card in

hand when you call.

OR

Mail

Mark, sign and date

your proxy card and

return it in the

enclosed postage-paid

envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement

on the internet at www.exponent.com

EXPONENT, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Exponent, Inc. a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 6, 2005, and hereby appoints Michael R. Gaulke, Roger L. McCarthy, Ph.D. and Richard L. Schlenker and any of them, each with power of substitution and revocation, proxies and attorneys-in-fact of the undersigned to represent the undersigned and vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Company’s Annual Meeting of Stockholders to be held at 149 Commonwealth Drive, Menlo Park, California 94025, at 9:30 a.m., local time, on Wednesday, June 1, 2005 and at any adjournment thereof, upon the following matters.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your Exponent, Inc. account online.

Access your Exponent, Inc. shareholder/stockholder account online via Investor ServiceDirect® (ISD). Mellon Investor Services LLC, Transfer Agent for Exponent, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status

• View certificate history

• View book-entry information

• View payment history for dividends

• Make address changes

• Obtain a duplicate 1099 tax form

• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC